EXHIBIT 10.5
SECOND AMENDMENT TO
AMENDED AND RESTATED EMPLOYMENT AGREEMENT
THIS SECOND AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Second Amendment”) dated and effective as of March 26, 2020, is hereby made between T-Mobile US, Inc. (the “Company”) and John Legere (“Executive”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the AMENDED AND RESTATED EMPLOYMENT AGREEMENT, dated as of April 1, 2017, between the Company and Executive, as amended pursuant to the FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT, dated as of April 28, 2019, between the Company and Executive (such employment agreement, as amended by such first amendment and this Second Amendment, the “Employment Agreement”).
RECITALS
WHEREAS, the Employment Agreement provides that Executive shall serve as the Company’s Chief Executive Officer until April 30, 2020 (or, if earlier, until Executive’s employment is terminated by Executive or the Company in accordance with the terms of the Employment Agreement);
WHEREAS, on April 29, 2018, the Company, Sprint Corporation (“Sprint Corp.”) and certain other parties named therein entered into a business combination agreement (such agreement, as amended from time to time, the “BCA”, and the closing of the transactions contemplated under the BCA, the “Closing”); and
WHEREAS, in order to support and facilitate an orderly succession of the Chief Executive Officer’s duties from Executive to his successor, the Company and Executive mutually desire to amend the Employment Agreement as set forth herein.
NOW, THEREFORE, in consideration of Executive’s continued service with the Company until the Closing, and the mutual covenants set forth herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged by both parties, the Company and Executive hereby agree as follows:
AMENDMENT
1.Termination. The Employment Agreement is hereby amended to provide that the “Term” of the Employment Agreement shall end on the earlier of (i) immediately following the Closing on the date on which the Closing occurs or (ii) April 30, 2020 (the “Termination Date”), and to clarify that Executive’s employment with the Company will automatically terminate on the Termination Date. For the avoidance of doubt, the provisions of Section 5(b) of the Employment Agreement shall govern the treatment of Executive’s termination-related compensation, benefits and equity awards, including the treatment of all RSUs and PRSUs, in connection with Executive’s termination on the Termination Date.

2.Treatment of Transaction PRSUs. Any provision of the Employment Agreement or the award notice and agreement governing Executive’s Transaction PRSUs (the “Transaction PRSU Award Notice”) to the contrary notwithstanding, all Transaction PRSUs that become earned and vested by reason of, and based upon, Executive’s termination of employment on the Termination Date shall be treated in accordance with Section 5(b)(v)(B) of the Employment Agreement, in the same manner as other PRSUs held by Executive as of the Termination Date (and without regard to any provision in Section 3(c) of the Employment Agreement which would otherwise apply to the Transaction PRSUs upon the Closing), and the “Ending Price” (as defined in the Transaction PRSU Award Notice) for purposes of calculating the actual level of performance of the Transaction PRSUs shall be the average of the closing prices of the applicable stock for the thirty (30) calendar days ending on (and including) the last trading day immediately prior to the Termination Date.

3.Treatment of True-Up PRSUs And Incremental PRSUs. Effective as of the Termination Date, the additional conditions for accelerated vesting of Executive’s True-Up PRSUs and Incremental PRSUs, as set forth in Section 5(b)(v)(C) of the Employment Agreement, are hereby deemed satisfied by the Committee.

4.Peer Group. Notwithstanding anything to the contrary in the Transaction PRSU Award Notice or any other award notices and agreements governing Executive’s PRSUs (collectively, “Award Notices”), if the Closing occurs on or prior to May 1, 2020, then for purpose of determining the level of performance for all PRSUs (including Transaction PRSUs) (collectively, “Executive PRSUs”) in the manner set forth in Section 5(b)(v)(B) of the Employment Agreement, Sprint Corp. is hereby removed from the definition of “Peer Group” in each and every Award Notice, and for the avoidance of doubt, in determining the total shareholder return for the Peer Group during the “applicable performance period” referenced in Section 5(b)(v)(B) of the Employment Agreement (the “Peer Group R-TSR Calculation”), the performance of Sprint Corp. common stock during such period shall be disregarded. For clarity, if the Closing does not occur on or prior to May 1, 2020, the Executive PRSUs will vest as provided in Section 5(b)(v)(B) of the Employment Agreement by reason of Executive’s termination of employment on the Termination Date, with Sprint Corp. included in the definition of “Peer Group” for purposes of the Peer Group R-TSR Calculation (any Executive PSUs that vest as provided in this sentence, the “Base Vested PRSUs”), subject to such additional vesting of Executive PRSUs which may occur by operation of Section 5 below. All Base Vested PRSUs will be paid to Executive as provided in Section 5(b)(v)(B) of the Employment Agreement and in the applicable Award Notices.

5.Additional Vesting of Executive PRSUs. Notwithstanding anything to the contrary in Section 4 above or in the Award Notices, if the Closing does not occur on or prior to May 1, 2020, but does occur on or prior to July 1, 2020, Executive will become vested in an additional number of PRSUs at the Closing, determined as follows: With respect to each separate award of Executive PRSUs, (i) that number of Executive PRSUs subject to such award that would have become vested and earned upon the Termination Date under Section 4 above had

Sprint Corp. been excluded from the definition of “Peer Group” in the applicable Award Notice and for purposes of the Peer Group R-TSR Calculation for such award, minus (ii) the number of Base Vested PRSUs subject to such award. The aggregate of all Executive PRSUs which become vested by operation of the preceding sentence (i.e. with respect to all awards collectively) are referred to as “Closing True-Up PRSUs.” All Closing True-Up PRSUs will be paid to Executive within 60 days following the date on which the Closing occurs. For clarity, if the Closing occurs after May 1, 2020, Executive PRSUs which are not Base Vested PRSUs, and which do not become Closing True-Up PRSUs by operation of this Section 5, will be forfeited on the earlier of the Closing or July 1, 2020. The Award Notices are hereby deemed amended to the extent necessary to reflect Sections 2 through 5 of this Amendment.

6.Payment In Lieu of Office Space Allowance. In lieu of the eighteen (18)-month allowance for office space and an exclusive assistant which is described in Section 5(b)(vii) of the Employment Agreement, the Company shall pay Executive, upon Executive’s timely execution and non-revocation of the Separation Agreement in accordance with the last paragraph of Section 5(b) of the Employment Agreement, a single lump-sum cash payment in an amount equal to $450,000.

7.Board Service. Executive hereby agrees to continue to serve as a member of the Board through the date of the next annual meeting of the stockholders of the Company to occur following the Termination Date, without any additional compensation therefor.

8.Miscellaneous.

a.The Company shall pay directly or reimburse Executive for (at the Company’s election) the reasonable costs and expenses incurred by Executive in connection with the Executive’s collection of his personal belongings from the Company’s Bellevue, Washington offices and the winding up of his affairs in the greater Bellevue, Washington area (including the costs of one round-trip by Executive to the Bellevue, Washington area for such purpose, which travel shall be consistent with the past travel method(s) utilized by Executive for business travel), subject to Executive’s reasonable documentation of such costs and expenses. If so requested by Executive, then in lieu of the foregoing payment or reimbursement, the Company shall mail or otherwise deliver (at the Company’s sole expense) any such personal belongings located at the Company’s offices to Executive at his home address. For the avoidance of doubt, Executive shall be solely liable for any taxes (if any) arising in connection with the foregoing.

b.This Second Amendment shall be and hereby is incorporated into and forms a part of the Employment Agreement.

c.Except as expressly provided herein, all terms and conditions of the Employment Agreement shall remain in full force and effect.

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 IN WITNESS WHEREOF, the Company and Executive have executed this Second Amendment effective as of the date first above written.

COMPANY
T-Mobile US, Inc.

/s/ Kelvin Westbrook
Name: Kelvin Westbrook
Title: Chair, Compensation Committee of
the Board of Directors

EXECUTIVE

/s/ John Legere
John Legere